Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO ·MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this amendment no. 5 to the registration statement on Form S-1 by Southern China Livestock, Inc. of our report dated November 26, 2010 on the consolidated financial statements of Southern China Livestock, Inc. for the years ended September 30, 2010 and 2009 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario. Canada	Chartered Accountants
November 29, 2010	Licensed Public Accountants

1167 Caledonia Road
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